DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement (“Agreement”), is entered into effective November 8, 2013, (the “Effective Date”) by and between Silver Horn Mining Ltd., a Delaware corporation (the “Company") and MJI Resource Management, an Arizona corporation ("MJI"), in reference to the following:

WHEREAS, the Company is indebted to MJI in the amount of $1,264,253 (the “Invoiced Debt”), and for any other debt incurred by the Company to MJI from the period from January 1, 2011 through the Effective Date (the “Additional Debt and, together with the Invoiced Debt, the “Debt”); and

WHEREAS, the Parties desire to restructure the terms of the Debt in order to, in part, facilitate a financing being pursued by the Company (the “Financing”); and

WHEREAS, the Parties have determined to enter into this agreement whereby MJI will forgive a portion of the Debt upon the terms outlined below; and

WHEREAS, the Company has determined that the forgiveness of the Debt is in the best interest of Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties agree as follows:

1. Debt Forgiveness. MJI hereby forgives the Debt upon the following terms:

a.	MJI will forgive the Invoiced Debt less $175,000 (the “Residual Debt”), and the Additional Debt in its entirety.

b.
The Residual Debt will be settled with MJI, at MJI’s sole option, as (i) a cash payment to be paid upon closing of the Financing, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii).

2. Representations and Warranties of MJI. MJI hereby represents and warrants to Company as follows:

a.	Organization and Standing. MJI is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona.

b.
Authority. MJI has full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of MJI and is enforceable in accordance with its terms.

c.
Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent entry into or enforcement of this Agreement.

d.
No Conflicts.  MJI has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by MJI in connection with the execution and performance of this Agreement or the execution and performance by MJI of any agreements, instruments or other obligations entered into in connection with this Agreement.  The execution and delivery of this Agreement by MJI and the performance by MJI of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign under any statutes, laws, ordinances, rules, regulations, orders, writs, injunctions, judgments, or decrees (collectively, “Laws”); (ii) will not violate any Laws applicable to MJI; and (iii) will not violate or breach any contractual obligation to which MJI is a party.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to MJI as follows:

a.	Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b.
Authority. The Company has full legal capacity and authority to enter into this Agreement and to perform the transactions contemplated herein. This Agreement is the legal, valid and binding obligation of the Company and is enforceable in accordance with its terms.

c.
Litigation. There are no legal actions, suits, arbitration or other legal or administrative proceedings or governmental investigations pending or contemplated which would prevent entry into or enforcement of this Agreement.

d.
No Conflicts.  The Company has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by MJI in connection with the execution and performance of this Agreement or the execution and performance by the Company of any agreements, instruments or other obligations entered into in connection with this Agreement.  The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder in accordance with the terms hereof: (i) will not require the consent of any third party or any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign under any Laws; (ii) will not violate any Laws applicable to the Company; and (iii) will not violate or breach any contractual obligation to which the Company is a party.

4. Survival of Representations and Warranties. Each party’s representations and warranties shall survive after the conclusion of this Agreement.

5. MJI Release and Non-Disparagement.  MJI does hereby release, cancel, forgive and forever discharge the Company, each of its predecessors, parent corporations, holding companies, subsidiaries, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees, from all actions, claims, demands damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspect or not, which have arisen, or may have arisen, or shall arise from the first day of the world, through and including the date hereof and each day thereafter, and MJI does specially waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mistake, been omitted from this Agreement.  MJI agrees that it will not publicly or privately disparage or criticize the Company, or any of its shareholders, directors, officers, agents, attorneys or employees.

6. Company Release and Non-Disparagement.  The Company does hereby release, cancel, forgive and forever discharge MJI, each of his agents, affiliates, divisions, heirs, successors and assigns, and all of their officers, directors and employees, from all actions, claims, demands damages, obligations, liabilities, controversies and executions, of any kind or nature whatsoever, whether known or unknown, whether suspect or not, which have arisen, or may have arisen, or shall arise from the first day of the world, through and including the date hereof and each day thereafter, and the Company does specially waive any claim or right to assert any cause of action or alleged cause of action or claim or demand which has, through oversight or error intentionally or unintentionally or through a mistake, been omitted from this Agreement.  The Company agrees that it will not publicly or privately disparage or criticize MJI, or any of his affiliates, agents, attorneys or employees.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

8. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

9. Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[signature page follows immediately]

IN WITNESS HEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                       SILVER HORN MINING LTD.

                                       By: /s/ Andrew Uribe
                                       Name:  Andrew Uribe
                                       Title: Chief Executive Officer

                                       MJI RESOURCE MANAGEMENT

                                       By: /s/ John Eckersley
                                       Name: John Eckersley
                                       Title: Director